                                 Exhibit 99.3

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------


                                   FORM 11-K


                                 ANNUAL REPORT
                       PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934.
For the fiscal year ended: December 31, 1997


[_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the transition period from__________to___________


Commission file number: 1-4850


       A. Full title of plan and the address of the plan, if different from that of the issuer named below: CSC Outsourcing Inc. CUTW Hourly Savings Plan

       B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                                           2100 East Grand Avenue
                                           El Segundo, California 90245

                               TABLE OF CONTENTS
                               -----------------

Description                                                                              Page
-----------                                                                              ----
(a) FINANCIAL STATEMENTS:

 Statements of Net Assets Available for Benefits
 As of December 31, 1997 and 1996....................................................    3

 Statements of Changes in Net Assets Available for Benefits
 As of December 31, 1997 and 1996....................................................    4

 Notes to the Financial Statements...................................................    5


(b)  SUPPLEMENTAL SCHEDULES:

 Schedule of Assets Held for Investment Purposes.....................................   S-1

 Schedule of Reportable Transactions.................................................   S-2

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                           STATEMENTS OF NET ASSETS
                            AVAILABLE  FOR BENEFITS


                                                                                 DECEMBER 31
                                                                         --------------------------
                                                                           1997              1996
                                                                         --------          --------
ASSETS
Investments (Note 2, 5, 8 and 9):
    Short-term Investments                                               $  4,824          $    334
    Long-term Investments - at fair value:
     Interest in registered investment
      companies
       Brinson U.S. Bond Fund                                              46,049            34,871
       Brinson U.S. Stock Fund                                             21,912            18,904
       Brinson U.S. Equity Fund                                           262,330           204,712
       Mellon Stock Index Fund                                             62,609            42,979
     CSC Company stock                                                    370,740           328,664
     Employee Loans (Note 6)                                               28,881            24,764
    Plan Interest in Master Trust                                         144,470            73,214
                                                                         --------          --------
Total Investments                                                         941,815           728,442
                                                                         --------          --------

Receivables:
    Employee Contributions                                                    876             2,290
    Employer Contributions                                                  1,814             1,450
    Other Receivables                                                           7                13
                                                                         --------          --------
Total Receivables                                                           2,697             3,753
                                                                         --------          --------
  TOTAL ASSETS                                                            944,512           732,195
                                                                         --------          --------
LIABILITIES
 Accounts Payable                                                           2,974             8,361
                                                                         --------          --------

  TOTAL LIABILITIES                                                         2,974             8,361
                                                                         --------          --------
NET ASSETS AVAILABLE FOR BENEFITS                                        $941,538          $723,834
                                                                         ========          ========

                       See Notes to Financial Statements

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                      STATEMENTS OF CHANGES IN NET ASSETS
                            AVAILABLE  FOR BENEFITS



                                                                            FOR THE YEAR                    FOR THE YEAR
                                                                                ENDED                          ENDED
                                                                              DECEMBER 31,                   DECEMBER 31,
                                                                                 1997                           1996
                                                                            --------------                  -------------
ADDITIONS
 Investment Income:
 Net Appreciation in Fair Value of Investments
  (Note 9)                                                                     $ 64,395                       $ 84,006
 Interest                                                                           400                            453
 Dividends                                                                       10,574                          7,404
 Plan Interest in Master Trust Investment Income                                  5,424                          2,715
                                                                               --------                       --------
                                                                                 80,793                         94,578
  Less Investment Management Fees                                                  (770)                          (800)
                                                                               --------                       --------
                                                                                 80,023                         93,778

 Contributions:
  Employee                                                                       91,718                         69,713
  Employer                                                                       45,963                         37,593
                                                                               --------                       --------
                                                                                137,681                        107,306
                                                                               --------                       --------
   TOTAL ADDITIONS                                                              217,704                        201,084
                                                                               --------                       --------
    NET INCREASE                                                                217,704                        201,084

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                                              723,834                        522,750
                                                                               --------                       --------
 End of Year                                                                   $941,538                       $723,834
                                                                               ========                       ========

                       See Notes to Financial Statements

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 1     Description of the Plan
           -----------------------

The following brief description of the CSC Outsourcing Inc. CUTW Hourly Savings Plan (the "Plan") of CSC Outsourcing Inc. (the "Company") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

The Plan became effective August 5, 1995, as a result of the Company acquiring certain employees of the Southern New England Telephone Company. The Plan is administered by a Committee consisting of four members (the "Committee") who are appointed by the Board of Directors of the Company and serve without compensation, being reimbursed by the Company for all expenditures incurred in the discharge of their duties as members of the Committee. The Committee has the power to interpret, construe and administer the Plan and to decide any dispute which may arise under the Plan. The Bank of New York (the "Trustee"), administers the Trust pursuant to a Trust Agreement entered into with the Company. All administrative expenses incurred for services rendered to the Plan shall be paid from the Trust to the extent not paid by the Company.

The Plan is a voluntary, contributory, defined contribution plan and is intended to satisfy the requirements of Section 401(a) and 401(k) of the Internal Revenue Code (the "Code"). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue contributions and to terminate the Plan at anytime. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
-----------------------------

Employees are eligible to participate on specified enrollment dates if they satisfy the Plan's eligibility requirements, are hourly paid employees of CSC Outsourcing Inc. and are members of a collective bargaining unit for which participation in this Plan has been provided by negotiated agreement. A rehired eligible employee is eligible to rejoin the Plan on the next enrollment date.

There were approximately 54 participating employees at December 31, 1997.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Employee and Company Contributions
----------------------------------

A participant may authorize before-tax and after-tax contributions to the Plan subject to a maximum level of contributions (a certain percentage of base earnings), as specified by the bargaining agreement covering the employee. The Company will contribute, and forward to the Trust fund 66 2/3% of the first 1% to 6% for the employee matched contribution together with the participant's before-tax and after-tax contribution.

The employees' base earnings deferred and contributed to the Trust fund cannot exceed $9,500 and $9,500 for calendar years 1997 and 1996, respectively, the maximum allowable under the Code. Annual after-tax contributions to the Plan (including employee and Company matching contributions) are limited to $30,000 for each participant. Any compensation deferral in excess of $9,500 and any after-tax contributions with matching Company contributions in excess of $30,000, together with income allocable to those excess contributions will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

Participant Accounts
--------------------

Each participant's account is credited with the participant's contribution and allocations of the Company's contribution and Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Vesting of Participants' Interests/Forfeitures
----------------------------------------------

Participants are 100 percent vested at all times in their before-tax, after-tax contribution and Company matching accounts.

Distributable Amounts, Withdrawals and Refunds
----------------------------------------------

The entire balance in all accounts for participants who retire, die, become disabled, or are discharged is distributed according to the provisions of the Plan. There are no forfeitures. No amounts were distributed during 1997 and 1996.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

While still an employee, a participant may make an in-service withdrawal of all or a part of the vested portion of his or her accounts attributable to their contributions, as well as vested Company matching contributions, plus the earnings on those amounts subject to the provisions of the Plan. Upon written notice to the Committee, a participant may make a hardship withdrawal of his or her before-tax and after-tax contributions, as well as Company matching contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. A participant may request a hardship withdrawal only if he or she first takes a loan of any available monies in the Plan. Both types of withdrawals are subject to certain restrictions as described in the Plan document. There were no such withdrawals made in 1997 and 1996.

Note 2     Summary of Significant Accounting Policies
           ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

Assets of the Plan
------------------

The assets of the Plan are held in a trust with five sub-accounts, which represents the investment options. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the Trust.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.
Actual results could differ from those estimates.

Security Transactions
---------------------

Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

Participants in the Stock Fund may elect to receive distributions in certificates for shares of the common stock of Computer Sciences Corporation.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Valuation of Investment Securities
----------------------------------

Investments in common stocks and mutual funds are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the month or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in certificates of deposit, money market funds and corporate debt instruments (commercial paper) are stated at cost which approximates fair value.

Payment of Benefits
-------------------

Benefits are recorded when paid.

Note 3     Income Tax Status
           -----------------

The Company will apply for a determination letter from the Internal Revenue Service substantiating that the Plan, as amended, qualifies under Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. The Committee believes the Plan is designed and operated to qualify as such. When the requirements of Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $9,500 and $9,500 for both the 1997 and 1996, respectively.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Computer Sciences Corporation stock distributed as a part of a "lump sum distribution" generally is deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997


Note 4      Reconciliation of Financial Statements to Form 5500
            ---------------------------------------------------

                                                                                December 31,
                                                                     ----------------------------------
                                                                        1997                    1996
                                                                     ---------                ---------

Net assets available for benefits per the financial statements        $941,538                 $723,834
Amounts allocated to withdrawing participants                           (4,237)                      (0)
                                                                      --------                 --------
Net assets available for benefits per Form 5500                       $937,301                 $723,834
                                                                      ========                 ========

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                                     Year ended
                                                                                 December 31, 1997
                                                                                 -----------------
Benefits paid to participants per the financial statements                            $    0
Add: Amounts allocated to withdrawing participants at
 December 31, 1997                                                                     4,237
Less: Amounts allocated to withdrawing participants at
 December 31, 1996                                                                        (0)
                                                                                      ------
Benefits paid to participants per the Form 5500                                       $4,237
                                                                                      ======

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1997 but not paid as of that date.

Note 5     Investment Funds
           ----------------

Participant contributions - Subject to rules the bargaining unit has adopted, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions and after-tax contributions in percentages determined by the bargaining unit.

The Fixed Income Fund
---------------------

Approximately 13% of the Fixed Income Fund is invested in contracts with insurance companies or other financial institutions. These institutions agree to repay principal with interest at a fixed rate of return for the life of each contract. This is a commitment by the insurance company or financial institution to make agreed upon payments and that agreement is not secured, insured or guaranteed by the Company or any other third party.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997


Approximately 87% of the Fixed Income Fund is managed by BlackRock Financial Management. The investment portfolio is actively managed and consists of short-term (1-3 Year) fixed income instruments which include: U.S. Treasury and agency securities, corporate bonds, mortgage-backed securities and asset-backed fixed income securities. All of the Fund's assets are rated single-A or better at the time of purchase and all securities must be U.S. dollar denominated. All new cash flows into the Fund are invested in this actively managed bond fund. At December 31, 1997 and 1996, the Plan's interest in the net assets of the Master Trust was approximately .09% and .07%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

The following table represents the fair value of investments for the Master
Trust.

                                                                            December 31,
                                                            ------------------------------------------
                                                                1997                          1996
                                                            ------------                  ------------
Investments at fair value:
 Corporate bonds                                            $105,242,979                  $ 20,904,676
 U.S. government securities                                   46,459,080                    56,633,626
 Other bonds                                                   6,446,213                     2,112,040
 Short-term investments                                        1,371,261                    21,131,915
 Accrued income                                                1,198,486                     1,061,097
                                                            ------------                  ------------
                                                            $160,718,019                  $101,843,354
                                                            ============                  ============

Investment income for the Master Trust is as follows:

                                                                           December 31,
                                                              -------------------------------------
                                                                 1997                      1996
                                                              ----------                -----------
Investment income:
 Net appreciation (depreciation) in fair value of
  investments                                                 $  450,257                $(1,007,670)
 Interest:
   Corporate bonds                                             4,037,722                  1,180,044
   U.S. government securities                                  3,243,205                  2,485,788
   Other bonds                                                   366,303                    139,500
   Short-term investments                                        485,226                    627,305
                                                              ----------                -----------
                                                               8,582,713                  3,424,967
 Less investment management fees                                (208,306)                   (61,373)
                                                              ----------                -----------
                                                              $8,374,407                $ 3,363,594
                                                              ==========                ===========

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

The Balanced Fund
-----------------

The Balanced Fund is managed by Brinson Partners, Inc. The Balanced Fund is invested in an actively managed combination of a U.S. equity portfolio, a bond portfolio and cash equivalents. The U.S. equity portfolio consists of large, intermediate and small company stocks. The bond portfolio consists primarily of U.S. Treasury, government agency and corporate issues. This Fund's objective is to maximize risk-adjusted total returns relative to the U.S. Balanced Index over a full economic cycle.

The Active Equity Fund
----------------------

The Active Equity Fund is managed by Brinson Partners, Inc. The Fund is broadly diversified by issue and industry relative to the Wilshire 5000 index. The Fund is typically invested in 70% large capitalization and 30% intermediate and small capitalization stocks. The Fund may hold up to 50% in cash equivalents for portfolio risk management purposes. The Fund's objective is to maximize risk-adjusted total returns relative to the Wilshire 5000 index over a full economic cycle.

The Stock Index Fund
--------------------

The Fund is managed by Mellon Capital Management. The objective of the Fund is to modestly exceed the performance of the Standard & Poor's 500 Stock Index. The Stock Index Fund either invests in a stock portfolio designed to track the performance of the S&P Stock Index and/or creates a synthetic S&P 500 portfolio using (unleveraged) financial futures and options. Assets used as collateral for futures/options positions are comprised of various market or debt instruments.

The Company Stock Fund
----------------------

Amounts allocated to this investment alternative will be used to purchase shares of Computer Sciences Corporation common stock which will be held for the benefit of the participant. The performance of this investment will depend upon the performance of Computer Sciences Corporation stock. The Trustee may purchase Computer Sciences Corporation stock on national securities exchanges or elsewhere.

In accordance with rules established by the Committee, participants may change their investment elections as of the first day of the first payroll period in the month, if filed within the prescribed time, by delivering an election form to the Company. Participants may transfer their existing account balances in 1 percent increments. Transfer elections are effective as of the first day of the month, or the second month if the participant's election form is not filed within the time

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

prescribed by the Committee, following the month in which the participant files his election form with the Company.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the Trust fund in the same fund as the participant contributions.

Number of Participants
----------------------

The approximate number of participants having account balances in each of the six separate funds at December 31, 1997 was as follows:

                         Investment Fund                       Number of Participants
                         ---------------                       ----------------------
          The Fixed Income Fund...............................          34
          The Balanced Fund...................................          23
          The Active Equity Fund..............................          32
          The Stock Index Fund................................          23
          The Company Stock Fund..............................          54
          The Loan Fund.......................................          14

The sum of the number of participants shown above is greater than the total number of participants in the Plan because many are participating in more than one fund.

Note 6     Participant Loans
           -----------------

The Plan has a loan provision in place which is available to participants covered by the bargaining unit. As of December 31, 1997, $28,881 of loans were outstanding.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' accounts according to a priority specified in the Plan's loan rules and, within each account, pro rata from the funds based on their balances at the time. Loan repayments are reinvested in the participants' funds according to their current investment election. The repayments are similarly allocated among participants' accounts according to the priority specified in the Plan's rules.

Note 7     Benefits Payable
           ----------------

As of December 31, 1997 and 1996, net assets available for benefits included benefits of $4,237 and $0 respectively, due to participants who have withdrawn from participation in the Plan.

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 8      Investments 1997
            ----------------


                                              SHARES/UNITS          COST         FAIR VALUE
                                            -----------------     ---------      ----------
FIXED INCOME FUND
 Plan Interest in Master Trust              sh.        37,149      $145,491        $144,470

BALANCED FUND
 Brinson Trust Company Inc.
  U.S. Bond Fund                            sh.           380        44,369          46,049
  U.S. Stock Fund                           sh.            63        14,634          21,912
  U.S. Cash Management Fund                 sh.         3,564         3,564           3,564
 BNY Short-Term Money Market Fund           sh.           856           856             856

ACTIVE EQUITY FUND
 Brinson Trust Company, Inc.
  U.S. Equity Portfolio                     sh.           755       191,200         262,330

STOCK INDEX FUND
  Mellon EB Stock Index Fund                sh.           199        43,383          60,944
  Mellon EB Daily Opening Stock Index
   Fund                                     sh.             7         1,627           1,665
  Mellon Temporary Investment Fund          sh.           393           393             393

COMPANY STOCK FUND
 Computer Sciences Common Stock             sh.         4,440       315,269         370,740
 BNY Short-Term Money Market Fund           sh.            11            11              11

CSC EMPLOYEE LOAN FUND
 Participant Loans                          sh.        28,881        28,881          28,881
                                                                   --------        --------
                                                                   $789,678        $941,815
                                                                   ========        ========

TOTAL LONG-TERM INVESTMENTS                                        $784,854        $936,991
TOTAL SHORT-TERM INVESTMENTS                                          4,824           4,824
                                                                   --------        --------
                                                                   $789,678        $941,815
                                                                   ========        ========

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 8     Investments 1996
           ----------------



                                              SHARES/UNITS             COST         FAIR VALUE
                                            -----------------        --------       ----------
FIXED INCOME FUND
 Plan Interest in Master Trust              sh.        72,404        $ 74,383         $ 73,214

BALANCED FUND
 Brinson Trust Company Inc.
  U.S. Bond Fund                            sh.           317          34,597           34,871
  U.S. Stock Fund                           sh.            69          14,745           18,904

ACTIVE EQUITY FUND
 Brinson Trust Company, Inc.
  U.S. Equity Portfolio                     sh.           694         165,873          204,712

STOCK INDEX FUND
 Mellon EB Stock Index Fund                 sh.            84          35,904           42,252
 Mellon EB Daily Opening Stock Index
  Fund                                      sh.             4             729              727
 BNY Short-Term Money Market Fund           sh.            87             287              287

COMPANY STOCK FUND
 Computer Sciences Common Stock             sh.         4,002         282,768          328,664
 BNY Short-Term Money Market Fund           sh.            47              47               47

CSC EMPLOYEE LOAN FUND
 Participant Loans                          sh.        24,764          24,764           24,764
                                                                     --------         --------
                                                                     $634,097         $728,442
                                                                     ========         ========

TOTAL LONG-TERM INVESTMENTS                                          $633,763         $728,108
TOTAL SHORT-TERM INVESTMENTS                                              334              334
                                                                     --------         --------
                                                                     $634,097         $728,442
                                                                     ========         ========

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 9     Statements of Net Assets Available for Benefits by Fund
           -------------------------------------------------------

                                                                             DECEMBER 31, 1997
                                           --------------------------------------------------------------------------------------
                                             FIXED      BALANCED     ACTIVE       INDEX        COMPANY      LOAN
                                            INCOME        FUND       EQUITY       EQUITY        STOCK       FUND         TOTAL
                                           --------     --------    --------      -------      --------    -------      --------
ASSETS
 Short-term Investments                                  $ 4,420                  $   393      $     11                 $  4,824
 Long-term Investments:
  Interest in registered investment
   companies                                              67,961    $262,330       62,609                                392,900
  CSC Company stock                                                                             370,740                  370,740
  Employee Loans                                                                                           $28,881        28,881
  Plan Interest in Master Trust            $144,470                                                                      144,470
 Employee Contributions Receivable            1,079          454         714          393        (1,764)                     876
 Employer Contribution Receivable                                                                 1,814                    1,814
 Accrued Income                                   1            3           0            0             3                        7
 Interfund Transfers                             42         (321)       (704)         117           866                        0
                                           --------      -------    --------      -------      --------    -------      --------
  TOTAL ASSETS                              145,592       72,517     262,340       63,512       371,670     28,881       944,512
LIABILITIES
 Accounts Payable                                43           42         160            9             0      2,720         2,974
                                           --------      -------    --------      -------      --------    -------      --------
  TOTAL LIABILITIES                              43           42         160            9             0      2,720         2,974
                                           --------      -------    --------      -------      --------    -------      --------
NET ASSETS AVAILABLE FOR BENEFITS          $145,549      $72,475    $262,180      $63,503      $371,670    $26,161      $941,538
                                           ========      =======    ========      =======      ========    =======      ========

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 9     Statements of Net Assets Available for Benefits by Fund
           -------------------------------------------------------

                                                                             DECEMBER 31, 1996
                                              ---------------------------------------------------------------------------------
                                                FIXED    BALANCED    ACTIVE       INDEX        COMPANY     LOAN
                                               INCOME      FUND      EQUITY       EQUITY        STOCK      FUND         TOTAL
                                              -------    --------   --------      -------      --------   -------      --------
ASSETS
 Short-term Investments                                                           $   287      $     47                $    334
 Long-term Investments:
  Interest in registered investment
   companies                                              $53,775   $204,712       42,979                               301,466
  CSC Company stock                                                                             328,664                 328,664
  Employee Loans                                                                                          $24,764        24,764
  Plan Interest in Master Trust               $73,214                                                                    73,214
 Employee Contribution Receivable                 585         333        459          270           643                   2,290
 Employer Contribution Receivable                                                                 1,450                   1,450
 Accrued Income                                                 4          4            1             4                      13
 Interfund Transfers                               54         923      6,795       (2,725)       (5,047)
                                              -------     -------   --------      -------      --------   -------      --------
  TOTAL ASSETS                                 73,853      55,035    211,970       40,812       325,761    24,764       732,195
LIABILITIES
 Accounts Payable                                  44          31        121            4                   8,161         8,361
                                              -------     -------   --------      -------      --------   -------      --------
  TOTAL LIABILITIES                                44          31        121            4                   8,161         8,361
                                              -------     -------   --------      -------      --------   -------      --------
NET ASSETS AVAILABLE FOR BENEFITS             $73,809     $55,004   $211,849      $40,808      $325,761   $16,603      $723,834
                                              =======     =======   ========      =======      ========   =======      ========

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 9     Statements of Changes in Net Assets Available for Benefits by Fund
           ------------------------------------------------------------------

                                                                          YEAR ENDED DECEMBER 31, 1997
                                                -----------------------------------------------------------------------------
                                                 FIXED       BALANCED    ACTIVE    INDEX      COMPANY      LOAN
                                                 INCOME        FUND      EQUITY    EQUITY      STOCK       FUND       TOTAL
                                                --------     --------   --------   -------    --------   --------    --------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income:
  Net Appreciation in Fair Value of
   Investments                                   $   147      $ 5,640   $ 32,552   $11,862    $ 14,194               $ 64,395
  Interest                                             8           86         27       202          77                    400
  Dividends                                                     3,082      4,801     2,691                             10,574
  Plan Interest in Master Trust Investment
   Income                                          5,424                                                                5,424
  Investment Management Fees                         (21)        (149)      (571)      (29)                              (770)
                                                --------      -------   --------   -------    --------   --------    --------
                                                   5,558        8,659     36,809    14,726      14,271                 80,023
                                                --------      -------   --------   -------    --------   --------    --------
Contributions:
 Employee                                         21,249       10,870     16,371     9,814      43,556    (10,142)     91,718
 Employer                                                                                       45,963                 45,963
 Interfund Transfers                              47,524         (579)       425       (47)    (47,323)                     0
                                                --------      -------   --------   -------    --------   --------    --------
                                                  68,773       10,291     16,796     9,767      42,196    (10,142)    137,681
                                                --------      -------   --------   -------    --------   --------    --------
   TOTAL ADDITIONS                                74,331       18,950     53,605    24,493      56,467    (10,142)    217,704
                                                --------      -------   --------   -------    --------   --------    --------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                     2,593        1,479      3,273     1,798      10,557    (19,700)          0
                                                --------      -------   --------   -------    --------   --------    --------
   TOTAL DEDUCTIONS                                2,593        1,479      3,273     1,798      10,557    (19,700)          0
                                                --------      -------   --------   -------    --------   --------    --------
    NET INCREASE                                  71,738       17,471     50,332    22,695      45,910      9,558     217,704
                                                --------      -------   --------   -------    --------   --------    --------

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                73,809       55,004    211,848    40,808     325,762     16,603     723,834
                                                --------      -------   --------   -------    --------   --------    --------
 End of Year                                    $145,547      $72,475   $262,180   $63,503    $371,672   $ 26,161    $941,538
                                                ========      =======   ========   =======    ========   ========    ========

                 CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN

                       NOTES TO THE FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 9     Statements of Changes in Net Assets Available for Benefits by Fund
           ------------------------------------------------------------------

                                                                          YEAR ENDED DECEMBER 31, 1996
                                                -----------------------------------------------------------------------------
                                                 FIXED       BALANCED    ACTIVE    INDEX      COMPANY      LOAN
                                                 INCOME        FUND      EQUITY    EQUITY      STOCK       FUND       TOTAL
                                                --------     --------   --------   -------    --------   --------    --------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income:
  Net Appreciation in Fair Value of
   Investments                                               $ 3,535    $ 32,210   $ 5,606    $ 42,655               $ 84,006
  Interest                                      $     62         118          36        40         197                    453
  Dividends                                                    1,918       3,707     1,779                              7,404
  Plan Interest in Master Trust Investment
   Income                                          2,715                                                                2,715
  Investment Management Fees                        (135)       (126)       (517)      (22)                              (800)
                                                 -------     -------    --------   -------    --------   --------    --------
                                                   2,642       5,445      35,436     7,403      42,852                 93,778
                                                 -------     -------    --------   -------    --------   --------    --------
Contributions:
 Employee                                         14,703       7,682       8,675     6,692      44,071    (12,110)     69,713
 Employer                                                                                       37,593                 37,593
 Interfund Transfers                               1,466       1,833       7,850    (2,013)     (9,136)                     0
                                                 -------     -------    --------   -------    --------   --------    --------
                                                  16,169       9,515      16,525     4,679      72,528    (12,110)    107,306
                                                 -------     -------    --------   -------    --------   --------    --------
   TOTAL ADDITIONS                                18,811      14,960      51,961    12,082     115,380    (12,110)    201,084
                                                 -------     -------    --------   -------    --------   --------    --------

DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                       596         600       1,563       601       6,940    (10,300)          0
                                                 -------     -------    --------   -------    --------   --------    --------
   TOTAL DEDUCTIONS                                  596         600       1,563       601       6,940    (10,300)          0
                                                 -------     -------    --------   -------    --------   --------    --------
    NET INCREASE                                  18,215      14,360      50,398    11,481     108,440     (1,810)    201,084
                                                 -------     -------    --------   -------    --------   --------    --------

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                55,594      40,644     161,450    29,327     217,322     18,413     522,750
                                                 -------     -------    --------   -------    --------   --------    --------
 End of Year                                     $73,809     $55,004    $211,848   $40,808    $325,762   $ 16,603    $723,834
                                                 =======     =======    ========   =======    ========   ========    ========

                                  SIGNATURES


THE PLAN. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                             CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN




Date: June 25, 1998          By:  /S/ LEON J. LEVEL
                                ------------------------------
                                Leon J. Level
                                Chairman,
                                Computer Sciences Corporation
                                Retirement Plans Committee

1997
FORM 5500 ITEM 27(a)
CSC OUTSOURCING INC.
EIN 88-0276684
CSC OUTSOURCING INC. CUTW HOURLY SAVINGS PLAN


                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                -----------------------------------------------

                                                                                                                 (e) CURRENT
(a)                (b) ISSUER                          (c) DESCRIPTION OF INVESTMENT           (d) COST              VALUE
---        ---------------------------            -----------------------------------------    --------          -----------
           Brinson Trust Company, Inc.            Mutual Fund  -  U.S. Bond Fund                 44,369               46,049
           Brinson Trust Company, Inc.            Mutual Fund  -  U.S. Stock Fund                14,634               21,912
           Brinson Trust Company, Inc.            Mutual Fund  -  U.S. Equity Portfolio         191,200              262,330
           Mellon Bank N.A.                       Mutual Fund  -  Index Performance Fund         43,383               60,944
           Mellon Bank N.A.                       Mellon EB Daily Opening Stock Index
                                                  Fund                                            1,627                1,665
*          Computer Sciences Corporation          Common Stock                                  315,269              370,740
*          Computer Sciences Corporation          Employee Loan Fund                             28,881               28,881
           Mellon Bank N.A.                       Short-term Mellon Capital Management              393                  393
           Brinson Trust Company, Inc.            Mutual Fund  -  U.S. Cash Management Fund       3,564                3,564
*          Bank of New York                       BNY Short-Term Money Market Fund                  867                  867
                                                                                               --------             --------
 TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                                     $644,187             $797,345
                                                                                               ========             ========

*          represents party in interest

1997
FORM 5500 ITEM 27(d)
CSC OUTSOURCING INC.
CUTW HOURLY SAVINGS PLAN
EIN 88-0276684

                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      -----------------------------------
                      SINGLE TRANSACTIONS IN EXCESS OF 5%

                                                                                                   (h) CURRENT
                                                                                                        VALUE
                                                                                                    OF ASSET ON
                                                           (c) PURCHASE  (d) SELLING  (g) COST OF   TRANSACTION    (i) NET GAIN
 (a) IDENTITY OF PARTY INVOLVED  (b) DESCRIPTION OF ASSET      PRICE         PRICE        ASSET        DATE          OR (LOSS)
 ------------------------------  ------------------------  ------------  -----------  -----------  ------------    ------------
 CSC Common Stock                      Company Stock
 -Sale                                                                     $46,528       $47,331     $46,528           $(803)

1997
FORM 5500 ITEM 27(d)
CSC OUTSOURCING INC.
CUTW HOURLY SAVINGS PLAN
EIN 88-0276684

                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      -----------------------------------

              SERIES TRANSACTIONS IN THE AGGREGATE IN EXCESS OF 5%

                                                                                                      (h) CURRENT
                                                                                                           VALUE
                                                                                                       OF ASSET ON
                                                              (c) PURCHASE  (d) SELLING  (g) COST OF   TRANSACTION    (i) NET GAIN
 (a) IDENTITY OF PARTY INVOLVED  (b) DESCRIPTION OF ASSET         PRICE         PRICE        ASSET        DATE          OR (LOSS)
 ------------------------------  ------------------------     ------------  -----------  -----------  ------------    ------------
 CSC Common Stock                Company Stock
 - Purchase                                                     $ 75,945                  $ 75,945      $ 75,945
 - Sale                                                                      $ 48,063       48,866        48,063          $(803)

 Bank of New York                Short-Term Money Market Fund
 - Purchase                                                      157,209                   157,209       157,209
 - Sale                                                                       156,388      156,388       156,388              -